EXHIBIT 99.1

Magnolia Solar Demonstrates Novel Cell Design that Exceeds Traditional Limits on Solar Cell Performance

Company Continues to Strengthen its Patent Portfolio for High-Efficiency Solar Cells

WOBURN, MA and ALBANY, NY – October 12, 2011 -- Magnolia Solar Corporation (OTCBB: MGLT) (“Magnolia Solar”) announced that Dr. Roger E. Welser, the Chief Technology Officer of its wholly owned subsidiary, Magnolia Solar, Inc., presented a summary of recent ground-breaking results at the 220th Electrochemical Society (ECS) Meeting and Electrochemical Energy Summit.  The presentation, entitled “Probing the Radiative Limits of III-V Quantum Wells,” was given on Tuesday, October 11, 2011 in Boston, MA as part of the conference on “State-of-the-Art Program on Compound Semiconductors 53 (SOTAPOCS 53).”  The talk included colleagues at Kopin Corporation in Taunton, MA as co-authors.

Dr. Ashok K. Sood, President and CEO of Magnolia Solar Corporation, stated, “Magnolia’s novel device structure suppresses undesirable recombination events, enabling photovoltaic devices to reach new levels of performance.  To better design and realize ultra-high efficiency solar cells, we continue to probe the underlying physical mechanisms controlling the power output.  The aim of the ongoing work summarized at the ECS conference is to increase both the current and voltage output of single-junction cells by employing a quantum-structured active region and advanced light-trapping strategies.  With this patent-pending approach, we expect to demonstrate high solar electric conversion efficiency over a wider range of operating conditions.”

“The voltage output of photovoltaic solar cell devices is typically limited by unwanted recombination at material defect centers,” noted Dr. Welser.  He continued, “Magnolia has developed a novel III-V material structure which reduces recombination and enables devices to operate at higher voltages.  At the ECS meeting, we summarized our recent work probing the voltage characteristics of our unique extended heterojunction structure, and presented evidence that these photovoltaic devices actually exceed the performance limits expected from traditional theoretical calculations.”

Dr. Sood further stated, “Magnolia continues to add to its patent portfolio and is working on its patent-pending nanostructure anti-reflection coating technology as a candidate for near term commercialization. This game changing antireflection technology will allow enhanced energy absorption from the sun and increase solar cell efficiency throughout the day.  This technology has been funded by government contracts and we continue to explore additional government funding to further demonstrate large area coverage for commercialization.”

About Magnolia Solar Corporation

Based in Woburn, MA and Albany, NY, Magnolia Solar was founded in 2008 to develop and commercialize revolutionary new thin film solar cell technologies that employ nanostructured materials and designs.  Both higher current and voltage outputs are expected from thin film solar cells that combine Magnolia’s exclusive material structures with advanced optical coatings.  Magnolia’s patent-pending technology has the ability to capture a larger part of the solar spectrum to produce high efficiency solar cells, and incorporates a unique nanostructure-based antireflection coating technology to further increase the solar cell’s efficiency, thereby reducing the cost per watt.  Magnolia Solar technology targets electrical power generation applications, such as power for electrical grids and distributed power applications ranging from commercial and residential lighting to specialized military applications.

For more information, please visit www.MagnoliaSolar.com, or visit us on Facebook, Twitter, You Tube, or LinkedIn.

Forward-Looking Statements

This release contains forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

For more information contact:

The Investor Relations Group
11 Stone St. 3rd Floor
New York, NY
212-825-3210
IR: Adam Holdsworth
PR: Enrique Briz
info@magnoliasolar.com